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                                                                     Exhibit (g)


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, made as of the ___ day of _____________, 2003, by and between CORPORATE HIGH YIELD FUND VI, INC., a Maryland corporation (the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Adviser").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Fund is engaged in business as a closed-end, diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Fund desires to retain the Investment Adviser to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:

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                                   ARTICLE I.

                        Duties of the Investment Adviser
                        --------------------------------

         The Fund hereby employs the Investment Adviser to act as a manager and investment adviser of the Fund and to furnish, or arrange for its affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

         (a) Management and Administrative Services. The Investment Adviser shall perform, or arrange for its affiliates to perform, the management and administrative services necessary for the operation of the Fund, including administering shareholder accounts and handling shareholder relations. The Investment Adviser shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Investment Adviser, subject to review by the Board of Directors, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser, also on behalf of the Fund, shall conduct relations with custodians, depositories, transfer agents, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in


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any such other capacity deemed to be necessary or desirable. The Investment
Adviser generally shall monitor the Fund's compliance with investment policies and restrictions as set forth in filings made by the Fund under the federal securities laws. The Investment Adviser shall make reports to the Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

         (b) Investment Advisory Services. The Investment Adviser shall provide, or arrange for its affiliates to provide, the Fund with such investment research, advice and supervision as the latter from time to time may consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Articles of Incorporation and the By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in filings made by the Fund under the federal securities laws. The Investment Adviser shall make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such


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determination has been revoked. The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors and set forth in filings made by the Fund under the federal securities laws. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

         (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities including without limitation, affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the Investment Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, such other person or entity must be (i) an affiliate of the Investment Adviser, (ii) retained at the Investment Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform


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services, shall in no way reduce the responsibilities or obligations of the
Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

         (d) Notice Upon Change in Partners of the Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund of any change in the membership of the partnership within a reasonable time after such change.

                                  ARTICLE II.

                       Allocation of Charges and Expenses
                       ----------------------------------

         (a) The Investment Adviser. The Investment Adviser shall provide the staff and personnel necessary to perform its obligations under this Agreement, shall assume and pay or cause to be paid all expenses incurred in connection with the maintenance of such staff and personnel, and, at its own expense, shall provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof. The Investment Adviser shall pay, or cause affiliates to pay, compensation of all officers of the Fund and all Directors of the Fund who are affiliated persons of the Investment Adviser or any sub-adviser, or an affiliate of the Investment Adviser or any sub-adviser.

         (b) The Fund. The Fund assumes, and shall pay or cause to be paid, all other expenses of the Fund including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and prospectuses, charges of the


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custodian, any sub-custodian and transfer agent, charges of any auction agent and broker dealers in connection with preferred stock of the Fund, expenses of portfolio transactions, Securities and Exchange Commission fees, expenses of registering the shares of common stock and preferred stock under federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. It also is understood that if the Investment Adviser or any of its affiliates provide accounting services to the Fund, the Fund will reimburse the Investment Adviser and its affiliates for their costs in providing such accounting services to the Fund.

                                  ARTICLE III.

                     Compensation of the Investment Adviser
                     --------------------------------------

         (a) For the services rendered, the facilities furnished and the expenses assumed by the Investment Adviser, the Fund shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average weekly value of the net assets of the Fund at the annual rate of 0.70 of 1.0% (0.70%) of the average weekly net assets of the Fund plus the proceeds of any outstanding borrowing used for leverage ("average weekly net assets" means the average weekly value of the total assets of the Fund, minus the sum of (i) accrued liabilities of the Fund, (ii) any accrued and unpaid interest on outstanding borrowing and (iii) accumulated dividends on shares of outstanding preferred stock), commencing on the day following effectiveness hereof. For purposes of this calculation, average weekly net assets is determined at the end of each month on


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the basis of the average net assets of the Fund for each week during the month.
The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. It is understood that the liquidation preference of any outstanding preferred stock (other than accumulated dividends) is not considered a liability in determining the Fund's average weekly net assets. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein. During any period when the determination of net asset value is suspended by the Board of Directors, the average net asset value of a share for the last week prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding week until it is again determined.

                                  ARTICLE IV.

                Limitation of Liability of the Investment Adviser
                -------------------------------------------------

         The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Investment Adviser and of such affiliates.


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                                   ARTICLE V.

                      Activities of the Investment Adviser
                      ------------------------------------

         The services of the Investment Adviser to the Fund are not to be deemed to be exclusive; the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of this Article V referred to as "affiliates") are free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that directors, officers, employees, partners and shareholders of the Investment Adviser and of its affiliates are or may become similarly interested in the Fund, and that the Investment Adviser and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                  ARTICLE VI.

                   Duration and Termination of this Agreement
                   ------------------------------------------

         This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance specifically is approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


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         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser, on sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment.

                                  ARTICLE VII.

                           Amendment of this Agreement
                           ---------------------------

         This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Fund.

                                 ARTICLE VIII.

                          Definitions of Certain Terms
                          ----------------------------

         The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.


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                                   ARTICLE IX.

                                  Governing Law
                                  -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                        CORPORATE HIGH YIELD FUND VI, INC.


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        FUND ASSET MANAGEMENT, L.P.

                                        By: PRINCETON SERVICES, INC.,
                                            General Partner

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


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